Exhibit 99.1

For Immediate Release	Contact:	David F. Kirby
Hudson Highland Group
212-351-7216
david.kirby@hhgroup.com

Hudson Highland Group Reports 2007 First Quarter Financial Results

NEW YORK, NY – May 2, 2007 – Hudson Highland Group, Inc. (Nasdaq: HHGP), one of the world’s leading providers of permanent recruitment, contract professionals and talent management solutions, today announced financial results for the first quarter ended March 31, 2007.

2007 First Quarter Summary

•	Revenue of $337.9 million, an increase of 3.2 percent from $327.3 million for the first quarter of 2006

•	Gross margin of $125.9 million, or 37.3 percent of revenue, up 13.7 percent from $110.7 million, or 33.8 percent of revenue, for the same year-ago period

•	Adjusted EBITDA of $6.8 million, or 2.0 percent of revenue, up from an adjusted EBITDA loss of $3.6 million for the first quarter of 2006

•	EBITDA of $3.7 million, or 1.1 percent of revenue, up from an EBITDA loss of $3.6 million for the same period last year

•	Net income of $0.4 million, or $0.01 per basic and diluted share, compared with a net loss of $8.1 million, or ($0.33) per basic and diluted share, for the first quarter of 2006

“Considering the first quarter is historically weaker given our seasonality and business mix, we achieved solid results,” said Jon Chait, chairman and chief executive officer. “Hudson Asia Pacific and Hudson Europe continued to build upon their strengthening performance. Further, our Hudson Americas business is steadier than a year ago, though we still have work ahead to re-ignite the growth of our core markets within that region.”

“With the completion of our restructuring program this quarter, our financial strength continues to build and we believe we are well positioned for increased operating leverage,” said Mary Jane Raymond, executive vice president and chief financial officer.

Guidance

The company currently expects second quarter 2007 revenue of $355 - $370 million at prevailing exchange rates and EBITDA of $12.5 - $13.5 million. This compares with revenue of $352 million and EBITDA of $8.5 million in the second quarter of 2006.

Conference Call/Webcast

Hudson Highland Group will conduct a conference call Thursday, May 3, 2007 at 9:00 AM ET to discuss this announcement. Investors wishing to participate can join the conference call by dialing 1-800-374-1532 followed by the participant passcode 5699225 at 8:50 AM ET. For those outside the United States, please call in on 1-706-634-5594 followed by the participant passcode 5699225. Hudson Highland Group’s quarterly conference call can also be accessed online through Yahoo! Finance at www.yahoo.com and the investor information section of the company’s website at www.hhgroup.com.

About Hudson Highland Group

Hudson Highland Group, Inc. is a leading provider of permanent recruitment, contract professionals and talent management services worldwide. From single placements to total outsourced solutions, Hudson helps clients achieve greater organizational performance by assessing, recruiting, developing and engaging the best and brightest people for their businesses. The company employs more than 3,600 professionals serving clients and candidates in more than 20 countries. More information is available at www.hhgroup.com.

Safe Harbor Statement

This press release contains statements that the company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including those under the caption “Guidance” and other statements regarding the company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors include, but are not limited to, the company’s history of negative cash flows and operating losses may continue, the ability of clients to terminate their relationship with the company at any time, the impact of global economic fluctuations on temporary contracting operations; risks and financial impact associated with acquisitions and dispositions of non-strategic assets; the company’s reliance on information systems and technology; competition; fluctuations in operating results; risks relating to foreign operations, including foreign currency fluctuations; dependence on highly skilled professionals and key management personnel; restrictions imposed by blocking arrangements; exposure to employment-related claims and limits on insurance coverage related thereto; government regulations; restrictions on the company’s operating flexibility due to the terms of its credit facility. Additional information concerning these and other factors is contained in the company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release. The company assumes no obligation, and expressly disclaims any obligation, to review or confirm analysts’ expectations or estimates or to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Financial Tables Follow

HUDSON HIGHLAND GROUP, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2007	2006 (1)
Revenue	$337,899	$327,284
Direct costs	212,019	216,603

Gross margin	125,880	110,681
Operating expenses:
Selling, general and administrative	119,066	114,296
Depreciation and amortization	3,809	4,185
Business reorganization expenses	3,116	—

Total operating expenses	125,991	118,481
Operating loss	(111)	(7,800)
Other income (expense):
Interest, net	222	(392)
Other, net	2,600	931

Income (loss) from continuing operations before income taxes	2,711	(7,261)
Provision for income taxes	2,377	1,440

Income (loss) from continuing operations	334	(8,701)
Income from discontinued operations, net of income taxes	19	621

Net income (loss)	$353	$(8,080)
Basic income (loss) per share:
Income (loss) from continuing operations	$0.01	$(0.36)
Income from discontinued operations	0.00	0.03
Net income (loss)	$0.01	$(0.33)

Diluted income (loss) per share:
Income (loss) from continuing operations	$0.01	$(0.36)
Income from discontinued operations	0.00	0.03
Net income (loss)	$0.01	$(0.33)

Weighted average shares outstanding
Basic	24,919,000	24,224,000
Diluted	25,661,000	24,224,000

(1)	2006 financial statements have been adjusted to reflect the Highland Partners segment as a discontinued operation. The sale of Highland Partners was completed effective on October 1, 2006.

HUDSON HIGHLAND GROUP, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31, 2007	December 31, 2006
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$47,009	$44,649
Accounts receivable, net	228,984	218,722
Prepaid and other	16,980	16,736

Total current assets	292,973	280,107
Intangibles, net	36,749	37,612
Property and equipment, net	27,985	28,105
Other assets	5,997	5,045

Total assets	$363,704	$350,869
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$31,875	$24,075
Accrued expenses and other current liabilities	131,557	134,043
Short-term borrowings and current portion of long-term debt	5,129	238
Accrued business reorganization expenses	5,524	5,077
Accrued merger and integration expenses	634	837

Total current liabilities	174,719	164,270
Other non-current liabilities	7,650	8,204
Accrued business reorganization expenses, non-current	4,710	3,409
Accrued merger and integration expenses, non-current	1,418	1,721
Long-term debt, less current portion	170	235

Total liabilities	188,667	177,839

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized; issued: 25,221,955 and 24,957,732 shares, respectively	25	25
Additional paid-in capital	431,996	427,645
Accumulated deficit	(301,528)	(298,344)
Accumulated other comprehensive income—translation adjustments	44,774	43,934
Treasury stock, 15,798 shares	(230)	(230)

Total stockholders’ equity	175,037	173,030

	$363,704	$350,869

HUDSON HIGHLAND GROUP, INC.

SEGMENT ANALYSIS

(in thousands)

(unaudited)

For the Three Months Ended March 31, 2007	Hudson Americas	Hudson Europe	Hudson Asia Pacific	Corporate	Total
Revenue	$112,804	$122,008	$103,087	$—	$337,899
Gross margin	$27,070	$59,023	$39,787	$—	$125,880
Adjusted EBITDA (2)	$(131)	$7,247	$5,948	$(6,250)	$6,814
Business reorganization expenses	729	2,447	14	(74)	3,116
EBITDA (2)	(860)	4,800	5,934	(6,176)	3,698
Depreciation and amortization	1,149	1,653	892	115	3,809
Operating income (loss)	$(2,009)	$3,147	$5,042	$(6,291)	$(111)
For the Three Months Ended March 31, 2006 (1)	Hudson Americas	Hudson Europe	Hudson Asia Pacific	Corporate	Total
Revenue	$110,605	$116,141	$100,538	$—	$327,284
Gross margin	$22,855	$50,965	$36,861	$—	$110,681
Adjusted EBITDA (2)	$(5,975)	$5,550	$4,732	$(7,922)	$(3,615)
					(
EBITDA (2)	(5,975)	$5,550	$4,732	$(7,922)	$(3,615)
Depreciation and amortization	1,506	1,739	775	165	4,185
Operating income (loss)	$(7,481)	$3,811	$3,957	$(8,087)	$(7,800)

(1) 2006 financial statements have been adjusted to reflect the Highland Partners segment as a discontinued operation. The sale of Highland Partners was completed effective on October 1, 2006.

(2) Non-GAAP earnings before interest, income taxes, special charges, other non-operating expense, and depreciation and amortization (“Adjusted EBITDA”) and non-GAAP earnings before interest, income taxes, other non-operating expense, and depreciation and amortization (“EBITDA”) are presented to provide additional information about the company’s operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted EBITDA and EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company’s profitability or liquidity. Furthermore, adjusted EBITDA and EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

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